UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2020

MORPHIC HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

Delaware	001-38940	47-3878772
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Gatehouse Drive, A2 Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(781) 996-0955

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MORF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2020, Morphic Holding, Inc., (the “Company”) announced that it appointed Marc Schegerin as the Chief Financial Officer of the Company, including as the “principal financial officer” of the Company within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, pursuant to an offer letter dated February 3, 2020 (the “Offer Letter”). Before joining the Company, Mr. Schegerin served as the Chief Financial Officer and Head of Strategy & Communications of ArQule, a biotechnology company, from April 2018 to January 2020. Prior to ArQule, Mr. Schegerin served as Director at Citi Healthcare Investment Banking, an investment banking company, from June 2016 to April 2018, and as the Vice President of Investment Banking of Bank of America Merrill Lynch, a banking company, from August 2014 to June 2016. Prior to this, Mr. Schegerin served as the Senior Director of Sage Therapeutics, a pharmaceutical company, from 2013 to 2014, as the Program Director of Biogen Idec., a pharmaceutical company, from 2009 to 2013, and as an Associate of Goldman Sachs, an investment banking company, from 2007 to 2008. Mr. Schegerin received his Master’s in Business Administration and Medical Doctorate from Dartmouth College, and his bachelor’s degrees in Premedical Studies from Harvard University and in Finance from the Freeman School of Business at Tulane University.

Mr. Schegerin commenced his employment on April 6, 2020 (the “Start Date”). In connection with Mr. Schegerin’s appointment as Chief Financial Officer, the Company entered into the Offer Letter with Mr. Schegerin, which includes the following terms: (i) an annual base salary of $420,000, (ii) a target bonus of 45% of Mr. Schegerin’s annual base salary, prorated for the portion of fiscal 2020 for which he is employed as Chief Financial Officer of the Company, (iii) a sign-on bonus of $125,000, and (iii) an option grant to acquire 225,600 shares of our common stock (the “Option”) pursuant to and accordance with the Company’s 2019 Equity Incentive Plan. Subject to Mr. Schegerin’s provision of service to the Company on each vesting date, 25% of the shares subject to the Option will vest and become exercisable on the first annual anniversary of Start Date and the remaining 75% of the shares subject to the Option will vest in equal, monthly installments on each of the first 36 monthly anniversaries thereafter. Mr. Schegerin’s employment is at will and may be terminated at any time by the Company, with or without cause. The foregoing summary of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the Offer Letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending June 30, 2020. In connection with Mr. Schegerin’s appointment as Chief Financial Officer, the Compensation Committee of the board of directors of the Company (the “Compensation Committee”) also approved the Company’s entry into a change in control and severance agreement (the “Severance Agreement”) with Mr. Schegerin, which includes the following terms:

•      The Severance Agreement provides for an initial three-year term, subject to automatic renewal for successive one-year terms measured from the initial expiration date.

•      In the event Mr. Schegerin’s employment is terminated without Cause or for Good Reason (each as defined in the Severance Agreement) within 3 months prior to or 12 months following a Change in Control (as defined in the Severance Agreement), he would be entitled to the following, subject to his execution and non-revocation of a release of claims:

o    a lump sum payment equal to the sum of (i) 12 twelve months of his then-current annual base salary and (i) 100% of his target bonus;

o    if he elects to continue his health insurance coverage under COBRA, payment of the premiums for his continued health insurance (or equivalent cash payment, if applicable law so requires) for up to 12 months; and

o    full acceleration of each of his then-outstanding but unvested equity awards, provided that the grant agreement for any performance-based equity awards may provide for alternative treatment and, if no such treatment is so provided, such performance-based equity awards will be deemed to have been achieved at target.

•      In the event Mr. Schegerin’s employment is terminated without Cause or for Good Reason outside of the period within 3 months prior to or 12 months following a Change in Control, Mr. Schegerin will be entitled to the following, subject to his execution and non-revocation of a release of claims:

o    9 months of continued payment of his base salary; and

o    if he elects to continue his health insurance coverage under COBRA, payment of the premiums for his continued health insurance (or equivalent cash payment, if applicable law so requires) for up to 12 months.

Mr. Schegerin will also be entitled to any earned but unpaid bonus for any performance periods that have been completed as of the date of his termination of employment, for any termination of employment other than a termination of employment for Cause.

The foregoing summary of the Severance Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Severance Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending June 30, 2020.

The Company has entered into its standard form of indemnification agreement with Mr. Schegerin. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 14, 2019 and incorporated by reference herein.

There are no arrangements or understandings between Mr. Schegerin and any other persons, pursuant to which he was appointed as Chief Financial Officer, no family relationships among any of the Company’s directors or executive officers and Mr. Schegerin and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Schegerin’s appointment is attached hereto as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description
99.1	Press release dated April 7, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2020

MORPHIC HOLDING, INC.

By:	/s/ William DeVaul
William DeVaul
General Counsel and Secretary